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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Sunshine Mining and Refining Company for the registration of 25,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 21, 1997 (except Note 5, as to which the date is September 10, 1997), with respect to the consolidated financial statements of Sunshine Mining and Refining Company, as amended, included in its Form 10-K/A.




                                                           /s/ ERNST & YOUNG LLP



Dallas, Texas
January 12, 1998